UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 27, 2007

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    Downey Savings and Loan Association, F.A. (the “Bank”), a wholly-owned subsidiary of Downey Financial Corp., made the following changes in its executive staff:

    Effective June 27, 2007, the Bank promoted Ed Adams, previously Vice President, Wholesale Lending Director, to the position of Executive Vice President, Residential Lending Director. Mr. Adams’ annual base salary will be $385,000. He will also be eligible for an annual bonus (targeted at 100% of his base salary) under the Bank’s Annual Incentive Plan, and will be eligible for certain payments upon a change in control of the Bank pursuant to a Change in Control Agreement entered into with the Bank in the form set out on Exhibit 10.17 to the Downey Financial Corp. 2006 Annual Report on Form 10-K. Mr. Adams is eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. Mr. Adams replaces Ned Altemus, who resigned effective May 25, 2007.

Item 8.01 Other Events

    The information contained in Item 1.01 regarding the appointment and departure of certain executive officers of the Bank is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: July 2, 2007	By /s/ Jon A. MacDonald Jon A. MacDonald Corporate Secretary